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                                 ERNST & YOUNG
                                   SUITE 1400
                                 50 SOUTH MAIN
                          SALT LAKE CITY, UTAH  84144
                                 (801) 350-3300
                              FAX: (801) 355-5813





                                                                  EXHIBIT (23.1)




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-51097) and Related Prospectus of Smith's Food and Drug Centers, Inc. for the registration of Pass Through Certificates and to the incorporation by reference therein of our reports dated January 25, 1993 and March 29, 1993, with respect to the consolidated financial statements and schedules of Smith's Food & Drug Centers, Inc. and subsidiaries incorporated by reference and included in its Annual Report (Form 10-K) for the year ended January 2, 1993, filed with the Securities and Exchange Commission.



Salt Lake City, Utah                    /s/ Ernst & Young
January 24, 1994